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                                                                    EXHIBIT 10.1


AUTHORIZED DISTRIBUTOR AGREEMENT

THIS AGREEMENT is made as of May 1,1997 between GE Petrochemicals, Inc., a Delaware corporation, with a place of business at 501 Avery St., Parkersburg, West Virginia (the "Company"), a wholly owned subsidiary of General Electric Company and JLM Marketing, Inc., a Delaware corporation, having the following principal office and place of business at 8675 Hidden River Parkway, Tampa, Florida 33637 (the "Distributor"):

1.   APPOINTMENT, TERRITORY AND TERM

A.   APPOINTMENT OF DISTRIBUTOR
The Company hereby appoints the Distributor and the Distributor hereby accepts said appointment as an authorized distributor for the Company in the Territory, and grants to the Distributor the right to purchase so much of the Product as the Company shall make available for resale in the Territory pursuant to and subject to the terms and conditions of this Agreement. This Agreement does not contemplate or require the payment by the Distributor of a fee of any kind whatsoever for its appointment as an authorized distributor.

B.   PRODUCT
The term "Product" shall mean Styrene. The parties agree that the Company shall sell to Distributor such quantities of Product as Company may make available after servicing its internal needs, the needs of its affiliate businesses, and those of its then existing customer base. It is estimated that Company shall sell to Distributor up to 40 Million pounds of Product during the initial term of this Agreement. Distributor agrees to purchase on the terms set forth herein 100% of the Product made available by the Company for sale to Distributor. Following the first six months of the initial term hereof, Distributor shall provide a four month rolling forecast of its Product orders. In the event that the Distributor purchases less than 100% of Purchaser's forecasted amount, Distributor shall pay to Company one-half of the difference between the price set forth hereunder and any lesser price at which Company sells the unpurchased Product.


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C. TERRITORY
The geographic area (the "Territory") in which the Distributor shall undertake the responsibilities specified in this Agreement is the United States. Upon ninety (90) days' prior written notice, the Company in its sole and absolute discretion reserves the right to restrict the Territory.

D. RETAINED ACCOUNTS
In order to maintain an efficient distribution of the Product, the Company desires to retain certain accounts that require its direct sales participation. The Distributor agrees not to sell the Product to any of the retained direct accounts or other accounts set forth on Exhibit A to this Agreement (the "Retained Accounts"). Aside from the Retained Accounts, either party may sell to any other prospective customer, however each party recognizes that the goal of this distribution arrangement is to promote a broader and more efficient distribution of the Product.

E. TERM
The term of the distributorship hereby created shall be for a period of three
(3) years from May 1,1997 to April 31,1998, and shall continue on an annual basis thereafter, subject to termination by either party upon sixty (60) days prior written notice to the other party.

2. COMPANY RESPONSIBILITIES
The Company shall:

-- Sell the Product to the Distributor at such prices as shall be established by the Company from time to time in its sole discretion for resale by the Distributor in the Territory.

-- Use reasonable efforts to supply such Product ordered by the Distributor in the quantities and at the times specified by the Distributor, provided that the Company reserves the right at any time prior to shipment to allocate its available Product as it may determine in the exercise of its business judgment.

-- Provide to the Distributor information and advice relating to marketing, advertising and packaging to the extent the Company shall determine in its sole discretion.

-- Extend such credit to the Distributor as the Company may, in its sole discretion, deem appropriate, subject to change or withdrawal at any time.


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3. DISTRIBUTOR RESPONSIBILITIES

The Distributor shall:

-- Use its best efforts to sell, advertise and promote the sale and use of the Product throughout the Territory and to fulfill the sales targets agreed to by the parties or established by the Company.

-- Order and maintain adequate stocks of the Product to meet the needs of its customers in the Territory.

-- Furnish to the Company, in such manner and at such times as the Company may from time to time request, financial statements and information relating to sales and service, inventory levels, the Distributor's promotional efforts, publicly or lawfully available information relating to competitive activities, legal developments in the Territory (including product liability, intellectual property, import and custom, and taxation rules to which the Distributor becomes aware), and the Distributor's sales plans and forecasts.

-- Pay when due all amounts owed to the Company by the Distributor as reflected on the Company's invoices to the Distributor. The Distributor shall not pay less than any invoiced amount unless otherwise authorized by the Company in writing.

-- Meet with the Company on a regular basis to review and make adjustments, as necessary, to Distributor's sales objectives and performance.

4. STANDARD SALES TERMS AND CONDITIONS

-- Unless otherwise agreed in writing by the Company for a given transaction or type of transaction, the purchase and sale of all Product to the Distributor shall be subject to the terms and conditions and the provisions of this Agreement and to the Company's standard form of Conditions of Sale attached hereto and made a part hereof, including any subsequent modifications of said Conditions of Sale made in the sole discretion of the Company. Any additional or different terms proposed by the Distributor, whether in its purchase order, order acknowledgment, acceptance or any other manner in the purchase and sale of the Product shall be deemed null and void and shall not be binding upon the parties, unless specifically and expressly agreed to by the Company in writing. In the event of any inconsistency between the provisions of this Agreement and the Conditions of Sale, the terms of this Agreement shall govern.

-- All sales contracts entered into by the Distributor with its customers shall contain terms and conditions which provide the Company with the protections of the Warranties and Limitations of Liability contained in the Conditions of Sale.


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-- The price of the Product shall be determined by Company on a quarterly basis by written notice to Distributor. The Company reserves the right to change its prices for the Product at any time and from time to time with fifteen
   (15) days prior written notice to the Distributor.

5. COMPANY TRADE NAME AND TRADEMARKS; PATENTS

-- The Distributor acknowledges that the marks "GE PETROCHEMICALS", "GENERAL
   ELECTRIC" and "GE" are the dominant features of the legal and communicative trade names of the Company, and that the marks "GE" "GE PETROCHEMICALS" and GENERAL ELECTRIC are the principal trademarks for the Product manufactured or sold by the Company.

-- The Distributor shall not in any manner use the words "General Electric" or "GE or any imitation or variant thereof, as a part of the Distributor's trade name, company or firm name, nor will it grant such use by any subsidiary or affiliate to dealers, if any, appointed by the Distributor. The Distributor shall comply at all times with the rules and regulations furnished to the Distributor by the Company with respect to the use of such trademarks and trade names and to express and identify properly the "Authorized Distributor" relationship with the Company for the Product, and shall not publish, or cause to be published, any statement or encourage or approve any advertising or practice which might mislead or deceive the public or might be detrimental to the good name, trademarks, goodwill or reputation of the Company or its Product. The Distributor shall, upon request, withdraw any statement and discontinue any advertising or practice deemed by the Company to have such effect.

-- The Distributor shall hold the Company harmless against any expense or loss resulting from infringement of patents or trademarks arising from compliance with the Distributor's designs or specifications or instructions. Except as otherwise provided in the preceding sentence, the Company shall defend any suit or proceeding brought against the Distributor so far as based on a claim that any Product, or any part thereof, supplied under this contract constitutes an infringement of any patent of the United States, if notified promptly in writing and given authority, information and assistance (at the Company's expense) for the defense of same, and the Company shall pay all damages and costs awarded therein against the Distributor. In case the Product, or any part thereof, is in such suit held to constitute infringement and the use of the Product or part is enjoined, the Company shall at its own expense and its option either procure for the Distributor the right to continue using the Product, or part, or replace the same with noninfringing Product, or modify it so it becomes noninfringing, or remove the Product and refund the purchase price and the transportation cost thereof. The Company shall, however, in no event be liable for any use made by the Distributor of the Product supplied hereunder which is covered by any adversely held patents. The foregoing states the entire liability of the Company for patent infringement by the Product or any part thereof.

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6. PRODUCT CHANGES AND DELETIONS

   Irrespective of any general contractual commitment by the Distributor to any of its customers to furnish Product on a continuing basis, or any purchase order placed with the Company by the Distributor, the Company reserves the right from time to time in its absolute discretion, without thereby incurring any liability to the Distributor with respect to any purchase order placed by the Distributor, or otherwise, to discontinue or limit its production of any Product, to terminate, allocate, or limit deliveries of any such Product to Distributor, to alter the composition of any Product, or to add new and additional Product, to substitute such altered Product for the prior Product in filling orders, change its sales and distribution policies, and withdraw, reissue, or amend the Product warranty or label.

7. PRIVATE INFORMATION

-- The Distributor shall maintain in confidence and safeguard all business and technical information which becomes available to the Distributor in connection with this Agreement and which is either of a Company proprietary nature or is not intended to be disclosed to others. This obligation of the Distributor shall continue for five (5) years after expiration or termination of this Agreement. In addition, the Distributor shall restrict access to such information to those Distributor employees with a need to know such information in order to perform under this Agreement. Such employees shall, by written agreement with the Distributor, acknowledge their obligation to protect such Company information and, upon request, the Distributor will furnish such employee agreements to the Company.

-- Knowledge or information of any kind disclosed by the Distributor to the Company shall be deemed to have been disclosed without obligation on the part of the Company to hold the same in confidence, and the Company shall have full right to use and disclose such information without any compensation to the Distributor beyond that specifically provided by this Agreement; provided, however, that the Company shall maintain the confidentiality of the Distributor's financial statements furnished to it.


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8. DELIVERY

-- Shipment of the Product shall be made only to the Distributor's principle office and place of business identified herein, unless otherwise agreed in writing by the Company. Title to the Product shall pass to the Distributor upon delivery to the carrier F.O.B. point of shipment. Upon delivery to the carrier, all risk of loss or damage and responsibility to file claims shall be the Distributor's.

-- Shipping dates are approximate. In no event shall the Company be liable for failure or delay in delivery, or failure or delay in manufacture, due to acts of God, acts of the Distributor, acts of civil or military authority, priorities, fires, strikes, floods, epidemics, quarantine restrictions, war, riot, delays in transportation, car shortages, or inability due to causes beyond the Company's reasonable control, failure to obtain necessary labor, materials or manufacturing facilities or any other cause, whether of a similar or dissimilar nature. In the event of any such failure or delay, the date of delivery shall be extended for a period equal to the time lost by reason of the failure or delay.

-- The Company may allocate limited supplies of the Product among its distributors and other customers at its sole discretion.

9. RELATIONSHIP OF PARTIES AND CONTROLLING LAWS

-- This Agreement and any rights thereunder are non-exclusive and are not assignable by the Distributor. The Distributor is an independent contractor to the Company. The Distributor, its agents, subsidiaries, affiliates and employees are in no way the legal representative, agent or employee of the Company for any purpose whatsoever and they have no right or authority to assume or create, in writing or otherwise, any obligation of any kind, express or implied, in the name of or on behalf of the Company. The Company reserves the right to determine in its sole and absolute discretion the acceptability of any order or contract provision proposed by the Distributor.


-- All costs and expenses incurred by the Distributor shall be the sole responsibility of the Distributor and no claim for reimbursement or other payment shall be made against the Company.

-- The Distributor shall indemnify the Company and hold it harmless from any claims, demands, liabilities, suits, or expenses of any kind arising out of the Distributor's business activities or its performance under this Agreement. This provision shall survive the expiration or termination of this Agreement for any reason.

-- This Agreement and the rights and obligations thereunder and the relations of the parties and all matters arising under or in connection with this Agreement, including

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   the construction, validity, performance or termination thereunder, shall be governed by and construed in accordance with the laws of the State of New
   York.

10.BUSINESS PRACTICES

-- The Distributor hereby represents and warrants that in carrying out its responsibilities under this Agreement, the Distributor and its owners, directors, officers, employees or agents thereof have not and shall not pay, offer or promise to pay, or authorize the payment directly or indirectly of any moneys or anything of value to any government official or employee, or any political party or candidate for political office for the purpose of influencing any act or decision of such official or of the government to obtain or retain business or direct business to any person.

-- The Distributor acknowledges that in the event that the Distributor resells, directly or indirectly, any Product to any agency of the United States Government, the Company is under no obligation to agree to any Federal Acquisition Regulations (FAR) clauses or similar requirements which the Distributor may be obliged to pass down to the Company. Notwithstanding any other provision of this Agreement, provisions of any such FAR clauses or similar requirements shall not be included in any transaction between the Distributor and the Company unless the Company expressly agrees to such provisions in a writing expressly referring to such clause and executed prior to the shipment by the Company of such Product to the Distributor.

-- In the event the Company has reason to believe that a breach of any of the representations and warranties in this Section 10 has occurred or may occur, the Company may withhold further delivery of the Product until such time as it has received confirmation to its satisfaction that no breach has or will occur. The Company shall not be liable to the Distributor for any claim, loss or damage whatsoever related to its decision to withhold delivery under this provision.

-- In the event the Company has reason to believe that a breach of any of the representations and warranties in this Section 10 has occurred or may occur, the Company shall have the right to audit the Distributor in order to satisfy itself that no breach has occurred. Upon request by the Distributor, the Company shall select an independent third party to conduct an audit of the Distributor in order to certify to the Company that no breach has or will occur. The Distributor shall fully cooperate in any audit conducted by or on behalf of the Company.

-- In the event the Company concludes in its sole and absolute discretion that the Distributor has failed to meet its obligations hereunder, this Agreement may be immediately terminated by the Company upon the effective service of written notice to the Distributor. The Distributor shall indemnify and hold the Company harmless against any and all claims, losses or damages arising from or related to such breach or the termination of this Agreement, or both.


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-- In no event shall the Company be obligated under this Agreement to take any action or omit to take any action which the Company believes in good faith would cause it to be in violation of the laws of the United States of America or any state or locality thereof.

11. WARRANTY AND LIMITATION OF LIABILITY

-- The Company warrants that it has title to the Product sold hereunder and warrants that the Product meet the Company's internal specifications, unless alternative specifications have been agreed to in writing by the Company. The conditions of any tests designed to resolve any alleged breach of warranty shall be mutually agreed upon and the Company shall be notified and may be represented at all such tests. If any Product delivered hereunder fails to meet the above stated warranties within sixty (60) days of delivery to the Distributor or resale, whichever is first to occur, and the Company is immediately notified, then the Company shall replace the items of Product which fail to meet the warranty, F.O.B. the Company's plant or, in the Company's discretion, refund the purchase price for such items of Product which fail to meet the warranty.

-- THE WARRANTIES STATED IN THIS SECTION 11 ARE IN LIEU OF ALL OTHER WARRANTIES,
   WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, CONDITION, QUALITY, DURABILITY, DESIGN, OPERATION, OR FITNESS FOR USE, OR SUITABILITY OF THE PRODUCT IN ANY RESPECT WHATSOEVER OR IN CONNECTION WITH OR FOR THE PURPOSE AND USES OF THE DISTRIBUTOR (OR ANY PARTY CLAIMING BY OR THROUGH THE DISTRIBUTOR).

-- THE TOTAL LIABILITY OF THE COMPANY ON ANY AND ALL CLAIMS, WHETHER IN
   CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE OR PATENT INFRINGEMENT), DELICT, QUASI-DELICT, STRICT LIABILITY OR OTHERWISE, ARISING OUT OF, CONNECTED WITH OR RESULTING FROM THE PERFORMANCE OR NON-PERFORMANCE OF THIS AGREEMENT OR FROM THE MANUFACTURE, SALE, DELIVERY, RESALE, REPAIR, REPLACEMENT OR USE OF ANY PRODUCT OR THE FURNISHING OF ANY SERVICE, SHALL NOT EXCEED THE PRICE ALLOCABLE TO THE PRODUCT OR SERVICE WHICH GIVES RISE TO THE CLAIM. Except as to title, any such liability shall terminate upon the expiration of the warranty period specified above.

-- IN NO EVENT, WHETHER AS A RESULT OF BREACH OF CONTRACT, INDEMNITY, WARRANTY,
   TORT (INCLUDING NEGLIGENCE), DELICT, QUASI-DELICT, STRICT LIABILITY OR OTHERWISE, SHALL THE COMPANY BE LIABLE FOR LOSS OF PROFIT OR REVENUES, LOSS OF USE OF THE PRODUCT OR ANY ASSOCIATED EQUIPMENT, COST OF CAPITAL, LOSS OF PURCHASE POWER, COST OF SUBSTITUTE EQUIPMENT, FACILITIES OR SERVICES, DOWNTIME

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   COSTS, ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR EXEMPLARY DAMAGES, OR CLAIMS
   OF CUSTOMERS OF THE DISTRIBUTOR FOR ANY OF THE FOREGOING ITEMS. The Distributor shall indemnify the Company against any such claims from its customers.

-- If the Company furnishes the Distributor with advice or other assistance concerning any Product, systems or work which is not required pursuant to this Agreement, the furnishing of such advice or assistance will not subject the Company to any liability, whether in contract, indemnity, warranty, tort (including negligence), delict, quasi-delict, strict liability or otherwise.

-- In no event, whether as a result of breach of contract, indemnity, warranty, tort (including negligence), strict liability or otherwise shall the Company be liable for any loss or damage to the property of the Distributor which is recoverable from insurance maintained by the Distributor, and the Distributor waives rights of recovery against the Company for such loss or damage to the extent covered by such insurance.

-- As used in this Section 11, the term "Company" shall include GE
   Petrochemicals, Inc., General Electric Company, its affiliated companies (as presently or hereafter constituted) and directors, officers, employees, agents, vendors, subcontractors, or suppliers of General Electric Company and its affiliated companies.

-- The provisions of this Section 11 shall not relieve the Company of any obligations under the "Warranties" and "Patents" Articles included in the Conditions of Sale.

-- THE DISTRIBUTOR HAS NO AUTHORIZATION TO MAKE ANY REPRESENTATION, STATEMENT
   OR WARRANTY ON BEHALF OF THE COMPANY RELATING TO ANY PRODUCT SOLD HEREUNDER OTHER THAN EXPRESSLY PROVIDED BY THE TERMS OF THE WARRANTY AND LIMIT OF LIABILITY IN THIS SECTION 11. IF THE DISTRIBUTOR, NEVERTHELESS DOES MAKE ANY SUCH REPRESENTATION, STATEMENT OR WARRANTY, THE SOLE RESPONSIBILITY THEREFOR SHALL BE THAT OF THE DISTRIBUTOR.

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12. TERMINATION

-- This Agreement may be terminated:
     -- By an agreement in writing between the Company and the Distributor.
     -- By either party at will, with or without cause, upon not less than sixty (60) days' notice in writing.
     -- In addition, by the Company immediately upon notice to the Distributor in the event:
        - The Distributor attempts to assign this Agreement or any rights hereunder without the Company's prior written consent;
        - There is a change in the control or management of the Distributor unacceptable to the Company;
        - The Distributor ceases to function as a going concern or substantially ceases to conduct its operations in the normal course of business as a distributor;
        - A receiver for the Distributor is appointed, or applied for, or the Distributor otherwise takes advantage of any insolvency laws;
        - The Distributor materially breaches this Agreement or acts in any manner deemed by the Company in its sole and absolute opinion to be detrimental to the best interests of the Company;
        - The Distributor, without the prior written consent of the Company, sells or attempts to sell Product to customers located outside of the territory;
        - The Distributor, without the prior written consent of the Company, sells or attempts to sell Product to Retained Accounts;
        - The Distributor's activities (under this Agreement) in the Territory require it to qualify to do business under the laws of the jurisdiction(s) where such activities are conducted, or to fulfill any registration requirements in the Territory, and the Distributor either fails to so qualify or register or, having qualified, subsequently ceases to qualify or register; or
        - The Company concludes in its sole and absolute opinion that the Distributor has failed to meet its obligations under Section 10 herein.

        Without limitation, the foregoing events shall be deemed to be just cause for termination by the Company.

-- The Distributor shall in no event be deemed a dealer or franchisee for purposes of any law protecting the same. The Distributor hereby waives the protections afforded by any such laws and waives any right to any claim arising with respect to any termination under this Agreement, whether under tort or other theory, except under a theory of breach of the express terms of this Agreement.


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13. RIGHTS AND OBLIGATIONS UPON EXPIRATION OR TERMINATION
--Within thirty (30) clays after the expiration or termination of this Agreement, The Company may, at its option, repurchase from the Distributor, at the net price paid by the Distributor plus actual transportation costs paid thereon, less a fair adjustment for obsolescence and physical condition, any or all of said Product and any usable advertising and promotional materials.

-- Upon expiration or termination of this Agreement, the Distributor shall cease to use the name and trademarks of General Electric Company and GE Petrochemicals, Inc., including removal of the words GE or General Electric or GE Petrochemicals from all buildings under the control of the Distributor. The Distributor shall ensure such cessation of use and removal by all persons claiming to have received the right to such use from the Distributor.

-- The acceptance of any order from, or the sale of any Product to the Distributor, after the expiration or termination of this Agreement shall not be construed as a renewal or extension thereof nor as a waiver of termination. In the absence of a written agreement to the contrary signed by the Company, all such transactions shall be governed by the Conditions of Sale.

-- After the date for termination of the distributorship is established by notice or agreement, or within thirty (30) days prior to its expiration (unless a new written distributorship agreement relating to said Product shall then be in effect), the Company shall be obligated to deliver, and the Distributor shall be obligated to accept, only such Product, in the quantity ordered on a monthly basis during the preceding 12 months, as the Distributor shall have ordered from the Company prior to thirty (30) days before the effective date of expiration; provided, however, that in no event shall the Company be obligated to deliver, or the Distributor obligated to accept, any said Product after the date of such termination or expiration.

-- Neither the Company nor the Distributor shall be liable to the other by reason of termination, expiration, or non-renewal of this Agreement, for compensation, reimbursement or damages on account of the loss of prospective profits on anticipated sales or on account of expenditures, investments, leases or commitments in connection with the business or goodwill of the Company or the Distributor or otherwise.

14. RELEASE OF CLAIMS
   IN CONSIDERATION OF THE EXECUTION OF THIS AGREEMENT BY THE COMPANY, THE DISTRIBUTOR HEREBY RELEASES THE COMPANY FROM ALL CLAIMS, DEMANDS, CONTRACTS AND LIABILITIES, IF ANY THERE BE, RELATING TO THE DISTRIBUTION OF THE PRODUCT AS OF THE DATE OF EXECUTION OF THIS AGREEMENT BY THE DISTRIBUTOR, EXCEPT

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   INDEBTEDNESS WHICH MAY BE OWING AND CLAIMS FOUNDED UPON A WRITTEN CONTRACT
   SIGNED ON BEHALF OF THE COMPANY. IN ANY EVENT, CLAIMS BY EITHER PARTY OF ANY NATURE UNDER OR ARISING OUT OF THIS AGREEMENT NOT SPECIFICALLY MADE IN WRITING TO THE OTHER PARTY WITHIN ONE YEAR FROM THE EXPIRATION OF THIS AGREEMENT SHALL BE DEEMED WAIVED, EXCEPTING CLAIMS MADE DEFENSIVELY BY THE COMPANY OR THE DISTRIBUTOR IN CONNECTION WITH LITIGATION COMMENCED AGAINST IT.

15. FAILURE TO ENFORCE CLAIMS
   The failure of either party to enforce at any time or for any period of time the provisions hereof in accordance with its terms shall not be construed to be a waiver of such provisions or of the rights of such party thereafter to enforce each and every such provision.

16. ARBITRATION

-- All disputes arising in connection with this Agreement that cannot be settled by friendly negotiation shall be finally settled by arbitration under the American Arbitration Association Commercial Arbitration Rules ("AAA Rules"). In the event of any, conflict between the AAA Rules and this Agreement, the provisions of this Agreement shall govern. The arbitral tribunal shall consist of three arbitrators, one appointed by the Claimant in the Request for Arbitration and one appointed by the Respondent in the Answer.

-- The arbitrators so selected shall, within sixty (60) days of the date of appointment of the second arbitrator, agree on a third arbitrator. If any of the arbitrators shall not be appointed within the time limits specified above, such arbitrator shall be appointed by the American Arbitration Association at the written request of any party.

-- The arbitration proceedings shall take place in New York, New York.

-- The award of the arbitrators shall be by majority vote and shall be in writing, shall set forth the facts found by the arbitrators to exist, and shall state their determination. The arbitrators are authorized to grant pre-award and post-award interest at commercial rates. NOTWITHSTANDING OTHER PROVISIONS OF THIS AGREEMENT WHICH MAY BE INTERPRETED TO THE CONTRARY, THE ARBITRATORS APPOINTED HEREIN SHALL NOT HAVE THE AUTHORITY TO GRANT PUNITIVE DAMAGES TO EITHER PARTY. The costs of arbitration, including reasonable legal fees, shall be borne by either or both of the parties in whatever proportion as the arbitral tribunal may award.

-- The award of any such arbitral tribunal shall be final and judgment upon the award may be entered in any competent court or application may be made to any


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   competent court for judicial acceptance or confirmation of the award. Neither party shall seek recourse to a court of law to appeal for the revision of the award.

17. NOTICES

-- Any notice, approval, consent or other communication required or permitted under this Agreement shall be in writing, in the English language, and shall be deemed to be validly given and effectively served upon when (1) delivered personally, (2) mailed by registered or certified mail, or (3) transmitted by facsimile with a confirming copy sent by overnight mail or courier service to the parties at the addresses indicated in this Agreement (in the case of the Company, to the attention of the General Manager, GE Petrochemicals, Inc. Fax
   No.: 413-448-5260). Either party may change its address by giving written notice thereof to the other party. Notice given by a party's counsel shall be considered notice given by that party.

-- The Distributor agrees to provide immediate written notice to the Company upon the occurrence of any of the following:

   -- Any employee or official of any government entity, or any member of the immediate family of any employee or official of any government entity becomes an employee, consultant, or owner (directly or indirectly) of the Distributor's organization;

   -- The Distributor, its parent, its subsidiaries, its officers, managers, or Company account employees become defendants in any criminal proceedings, or the subject of any criminal investigation by any law enforcement agency, commission, task force or grand jury; or

   -- The Distributor, its parent, its subsidiaries, its officers, managers or Company account employees become parties to any litigation (civil law suits and arbitrations) which involve allegations of any of the following:
       -  Breach of dealer, distributor, or sales representative agreement;
       -  Failure to pay commissions, finder's fees or similar compensation;
       -  Fraud;
       -  False statements;
       -  False advertising or labeling;
       -  Failure to pay for goods delivered;
       -  Bribery, improper influence, or conflict of interest; or
       -  Monopoly, restraint of trade, or antitrust conspiracy.

   The foregoing notice requirements are in addition to any other notices required herein, imposed or implied by law or appropriate under the circumstances.

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18. PERFORMANCE REVIEW

   The Distributor shall cooperate with the Company in establishing annual sales goals and plans for the distribution of Product. On a semi-annual basis, the Company and Distributor shall review the Distributor's performance and any change in its sales, inventory, or customer accounts that is likely to affect the Distributor's performance under this Agreement. Deficient performance may subject the Distributor to termination pursuant to the provisions of Section 12 hereof.

19. EXECUTION AND MODIFICATION

-- This Agreement contains the entire and only agreement between the parties with respect to the sale to and purchase of the Product. Any representations or terms and conditions relating to transactions within the scope of this Agreement which are not incorporated or referenced herein shall not be binding upon either party.

-- As of its effective date, this Agreement wholly cancels, terminates and supersedes any agreement heretofore entered into between the parties with respect to the Product. This Agreement shall not become effective or binding upon the Company until signed by an authorized executive of GE
   Petrochemicals, Inc.

-- No change, modification, extension, renewal, ratification, rescission, termination, notice of termination, discharge, abandonment or waiver of this Agreement or any of the provisions hereof nor any representation, promise or condition relating to this Agreement shall be binding upon the Company unless made in writing and signed by an authorized executive of GE Petrochemicals, Inc.

IN WITNESS WHEREOF, this Agreement has been executed by both parties.

GE PETROCHEMICALS, INC.                     JLM MARKETING, INC.

By /s/                                      By /s/   John Macdonald
   ---------------------------------           --------------------------------
       (Print or Type Name)                           (Print or Type Name)

GM, Global Sourcing & Petrochemicals                  John Macdonald, Pres.
------------------------------------           --------------------------------
       (Title)                                        (Title)
          4/11/97                                 0407.97
------------------------------------           --------------------------------
       (Date)                                         (Date)



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